EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of The Stanley Works and subsidiaries of our reports dated February 20, 2007, with respect to the consolidated financial statements of The Stanley Works and subsidiaries, The Stanley Works management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Stanley Works, and our report included in the following paragraph with respect to the financial statement schedule of the Stanley Works, included in this Annual Report (Form 10-K) for the year ended December 30, 2006.

Our audits also included the financial statement schedule of The Stanley Works listed in Item 15(a). This schedule is the responsibility of The Stanley Works’ management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

• Registration Statement (Form S-8 No. 2-93025)

• Registration Statement (Form S-8 No. 2-96778)

• Registration Statement (Form S-8 No. 2-97283)

• Registration Statement (Form S-8 No. 33-16669)

• Registration Statement (Form S-3 No. 33-12853)

• Registration Statement (Form S-3 No. 33-19930)

• Registration Statement (Form S-8 No. 33-39553)

• Registration Statement (Form S-3 No. 33-46212)

• Registration Statement (Form S-3 No. 33-47889)

• Registration Statement (Form S-8 No. 33-55663)

• Registration Statement (Form S-8 No. 33-62565)

• Registration Statement (Form S-8 No. 33-62567)

• Registration Statement (Form S-8 No. 33-62575)

• Registration Statement (Form S-8 No. 333-42346)

• Registration Statement (Form S-8 No. 333-42582)

• Registration Statement (Form S-8 No. 333-64326)

• Registration Statement (Form S-3 No. 333-110279)

• Registration Statement (Form S-3 No. 333-117607)

• Registration Statement (Form S-4 No. 333-133027)

/s/ Ernst & Young LLP

Hartford, Connecticut
February 20, 2007